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                                                                     EXHIBIT 4.2


                                 JOSTENS, INC.

                          Medium-Term Notes, Series A

                    Officers' Certificate and Company Order


          Pursuant to the Indenture dated as of August 30, 1999 (the "Indenture"), between Jostens, Inc. (the "Company") and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), resolutions adopted by the Company's Board of Directors on, July 22, 1999, this Officers' Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the forms of the Securities of such series in accordance with Section 201 of the Indenture, and to establish the procedures for the authentication and delivery of specific Securities from time to time pursuant to Section 303 of the Indenture.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          All conditions precedent provided for in the Indenture relating to the establishment of (i) a series of Securities, (ii) the forms of such series of Securities and (iii) the procedures for the authentication and delivery of such series of Securities have been complied with.

          A.   Establishment of Series pursuant to Section 301 of Indenture.
               ------------------------------------------------------------

          There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

          (1) The Securities of such series shall bear the title "Medium-Term Notes, Series A" (referred to herein as the "Notes").

          (2) There shall be no limitation on the aggregate principal amount of the Notes of such series, however, unless otherwise specified in an Authentication Certificate (as defined in Section C below), the aggregate principal amount of the Notes of such series to be issued pursuant to this Officers' Certificate is limited to $200,000,000 or the equivalent thereof in foreign currencies or foreign currency units (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder) as such amount may be reduced by the issuance of other series of the Securities.
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          (3)  Interest will be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date (as defined below) next preceding each Interest Payment Date (as defined below); provided, however, that interest payable on the stated maturity thereof or upon redemption or repayment (other than interest payable on a Maturity Date or any applicable redemption date or repayment date that is also an Interest Payment Date) will be payable to the person to whom principal shall be payable. The first payment of any interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Any interest which is payable, but not punctually paid or duly provided for, on any Interest Payment Date will be payable to the person and in the manner specified in Section 307 of the Indenture.

          (4) Unless previously redeemed or repaid, each Note within such series shall mature on the date 9 months to 30 years from its date of issue as specified in such Note and in the applicable Authentication Certificate or if such Note is a Floating Rate Note (as defined below) and such specified date is not a Business Day (as defined below) with respect to such Note, the next succeeding Business Day (or in the case of a LIBOR Note (as defined below), if such next succeeding Business Day falls in the next calendar month, the next preceding Business Day). If the maturity date specified in such Note and in the applicable Authentication Certificate for any Fixed Rate Note is a day that is not a Business Day, principal will be paid on the next succeeding Business Day with the same force and effect as if made on such specified maturity date. "Business Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that in the City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close (and with respect to LIBOR Notes is a day in which dealings in deposits in the relevant Specified Currency (as defined below) are transacted in the London interbank market) and (b) with respect to Foreign Currency Notes (as defined below) only, any day that, in the Principal Financial Center (as defined below) of the country of the currency in which such Notes are denominated, is not a day on which banking institutions generally are authorized or obligated by law to close (which in the case of Foreign Currency Notes denominated in European Currency Units ("ECUs") shall be Luxembourg, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris).

          (5) Each Note within such series that bears interest will bear interest at either (a) a fixed rate (the "Fixed Rate Notes"), (b) an indexed rate (the "Indexed Notes") or (c) a floating rate determined by reference to one or more interest rate formulas, which may be adjusted by a Spread and/or Spread Multiplier (each as defined below), and, if so specified in the applicable Authentication Certificate with respect to one or more Interest Periods (as defined below), one or more fixed rates (the "Floating Rate Notes"). Notes within such series may also be issued as "Zero Coupon Notes" which do not provide for any periodic payments of interest. Notes may be issued as Original Issue Discount Notes at a discount from the principal amount thereof due at the stated maturity as specified in the applicable Authentication Certificate. Any

                                       2
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Floating Rate Note may also have either or both of the following as set forth in the applicable Authentication Certificate: (i) a maximum interest rate limitation, or ceiling, on the rate of interest which may accrue during any Interest Period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest which may accrue during any Interest Period. The applicable Authentication Certificate may designate any of the following interest rate formulas as applicable to one or more Interest Periods on each Floating Rate
Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note" with respect to such Interest Period or Interest Periods; (b) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note" with respect to such Interest Period or Interest Periods; (c) LIBOR, in which case such Note will be a "LIBOR Note" with respect to such Interest Period or Interest Periods; (d) the Prime Rate, in which case such Note will be a "Prime Rate Note" with respect to such Interest Period or Interest Periods; (e) the CD Rate, in which case such Note will be a "CD Rate Note" with respect to such Interest Period or Interest Periods; (f) the Treasury Rate, in which case such Note will be a "Treasury Rate Note" with respect to such Interest Period or Interest Periods; (g) the CMT Rate, in which case such Note will be a " CMT Rate Note" with respect to such Interest Period or Interest Periods; or (h) such other interest rate formula as set forth in the applicable Authentication Certificate.

          The interest rate on each Floating Rate Note for each Interest Period will be determined by reference to (i) the applicable interest rate formula specified in the applicable Authentication Certificate for such Interest Period, plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any, or (ii) the applicable fixed rate per annum specified in the applicable Authentication Certificate for such Interest Period. The "Spread" is the number of basis points specified in the applicable Authentication Certificate as being applicable to such Floating Rate Note for such Interest Period, and the "Spread Multiplier" is the percentage specified in the applicable Authentication Certificate as being applicable to such Floating Rate Note for such Interest Period.

          Each Note that bears interest will bear interest from and including its date of issue or from and including the most recent Interest Payment Date (as defined below) to which interest on such Note (or any predecessor Note) has been paid or duly provided for (i) at the fixed rate per annum applicable to the related Interest Period or Interest Periods, (ii) at the rate determined pursuant to the applicable index or (iii) at a rate per annum determined pursuant to the interest rate formula applicable to the related Interest Period, in each case as specified therein and in the applicable Authentication Certificate, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at the stated maturity thereof or upon repayment or redemption. The first payment of interest on any Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. Interest rates and interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise specified in the applicable Authentication Certificate, the "Interest Payment Dates" and the "Regular Record

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Dates" for Fixed Rate Notes shall be as described below under "Fixed Rate Notes"
and the "Interest Payment Dates" and the "Regular Record Dates" for Floating
Rate Notes shall be as described below under "Floating Rate Notes."

          The interest rate on a Note for any Interest Period will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

          The applicable Authentication Certificate will specify: (i) the issue price, Interest Payment Dates and Regular Record Dates; (ii) with respect to any Fixed Rate Note, the interest rate; (iii) with respect to any Indexed Note, the index; (iv) with respect to any Floating Rate Note, the Initial Interest Rate (as defined below), the method (which may vary from Interest Period to Interest Period) of calculating the interest rate applicable to each Interest Period (including, if applicable, the fixed rate per annum applicable to one or more Interest Periods, the period to maturity of any instrument on which the interest rate formula for any Interest Period is based (the "Index Maturity"), the Spread and/or Spread Multiplier, the Interest Determination Dates (as defined below), the Interest Reset Dates (as defined below) and any minimum or maximum interest rate limitations); (v) whether such Note is an Original Issue Discount Note; and
(vi) any other terms consistent with the Indenture.

       Fixed Rate Notes
       ----------------

          Each Fixed Rate Note, whether or not issued as an Original Issue Discount Note, will bear interest at the annual rate specified therein and in the applicable Authentication Certificate. Unless otherwise specified in the applicable Authentication Certificate, the Interest Payment Dates for the Fixed Rate Notes will be on February 15 and August 15 of each year and at maturity and the Regular Record Dates for the Fixed Rate Notes will be on the February 1 and August 1 preceding the February 15 and August 15 payment dates (whether or not a Business Day). Unless otherwise specified in the applicable Authentication Certificate, interest payments for Fixed Rate Notes shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Fixed Rate Note) to, but excluding the relevant Interest Payment Date. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date or any applicable Redemption Date or Repayment Date (as defined below) on a Fixed Rate
Note is not a Business Day, interest, and in the case of any redemption or repayment, principal, will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date shall be postponed to the next day that is a Business Day.

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       Floating Rate Notes
       -------------------

          The Interest Payment Dates for the Floating Rate Notes shall be as specified in such Notes and in the applicable Authentication Certificate, and, unless otherwise specified in the applicable Authentication Certificate, the Regular Record Dates for the Floating Rate Notes will be on the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date. Unless otherwise specified in the applicable Authentication Certificate and except as provided below, interest on Floating Rate Notes will be payable on the following Interest Payment Dates: in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Authentication Certificate; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified in the applicable Authentication Certificate, and in each case at maturity or upon repayment or redemption. In the event that any Interest Payment Date or any applicable Redemption Date or Repayment Date for any Floating Rate Note is not a Business Day, such Interest Payment Date, Redemption Date or Repayment Date shall be postponed to the next day that is a Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or Redemption Date shall be the immediately preceding Business Day.

          The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the date on which each such reset occurs, an "Interest Reset Date"), as specified in the applicable Authentication Certificate. Unless otherwise specified in the applicable Authentication Certificate, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which are reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which are reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which are reset weekly, the Tuesday of each week (except if the auction date falls on a Tuesday, then the next Business Day, as provided below); in the case of Floating Rate Notes which are reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which are reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Authentication Certificate; and in the case of Floating Rate Notes which are reset annually, the third Wednesday of the month of each year specified in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, the interest rate determined with respect to any Interest Determination Date will become effective on and as of the next succeeding Interest Reset Date; provided, however, that (i) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note

                                       5
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(the "Initial Interest Rate") will be as specified in the applicable
Authentication Certificate and (ii) the interest rate in effect for the 10 days immediately prior to maturity will be that in effect on the tenth day preceding such maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

          As used herein, "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (as defined below). Unless otherwise specified in the applicable Authentication Certificate, the Interest Determination Date pertaining to any Interest Reset Date for a Commercial Paper Rate Note, a Federal Funds Rate Note, a Prime Rate Note, a CD Rate Note, or a CMT Rate Note (the "Commercial Paper Interest Determination Date," the "Federal Funds Interest Determination Date," the "Prime Interest Determination Date," the "CD Interest Determination Date," and the "CMT Interest Determination Date," respectively) will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Authentication Certificate, the Interest Determination Date pertaining to an Interest Reset Date, for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London banking day preceding that Interest Reset Date. Unless otherwise specified in the applicable Authentication Certificate, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week on which Treasury bills would normally be auctioned in the week in which such Interest Reset Date falls. If, as the result of a legal holiday, an auction for Treasury bills is held on the Friday preceding the normal Monday auction date, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. The Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis is determinable.

          Unless otherwise specified in the applicable Authentication Certificate, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from, and including, the next preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the date of issue if no interest has been paid or duly provided for with respect to such Floating Rate Note) to, but excluding, such Interest Payment Date (each such interest accrual period, an "Interest Period"). Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for to the date for which interest is being calculated shall be calculated by multiplying the face amount of a Floating Rate Note by the applicable accrued interest factor (the "Accrued Interest Factor"). The Accrued

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Interest Factor shall be computed by adding together the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for to, but excluding, the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Authentication Certificate, the interest factor for each such day shall be computed by dividing the per annum interest rate applicable to such day by 360 in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes, Prime Rate Notes and CD Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation referred to above or in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, Norwest Bank Minnesota, National Association will be the "Calculation Agent." On or before each Calculation Date, the Calculation Agent will determine the interest rate as described below and notify the Paying Agent. The Paying Agent will determine the Accrued Interest Factor applicable to any such Floating Rate Note. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note. The determinations of interest rates made by the Calculation Agent shall be conclusive and binding, and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of interest rates made by the Calculation Agent. The determinations of Accrued Interest Factors made by the Paying Agent shall be conclusive and binding. Unless otherwise specified in the applicable Authentication Certificate, the "Calculation Date," if applicable, pertaining to any Interest Determination Date on a Floating Rate Note will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the stated maturity date or redemption or repayment date, as the case may be.

          Unless otherwise specified in the applicable Authentication Certificate, all percentages resulting from any calculation referred to in this Officers' Certificate and Company Order will be rounded, if necessary, to the nearest one hundred-thousandth of one percentage point, with five one-millionths of one percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to
9.87654% (or .0987654)); all calculations of the Accrued Interest Factor for any day on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward (e.g. .098765455 being rounded to .09876546 and .098765454 being rounded to .09876545); and all currency or composite currency amounts used in or resulting from such calculations on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

          Commercial Paper Rate.  Commercial Paper Rate Notes will bear interest
          ---------------------
at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Authentication Certificate as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release
H.15 (519), Selected Interest Rates" or any successor publication ("H.15
(519)"), under the heading "Commercial Paper--Nonfinancial." If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date such rate is not so published, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Authentication Certificate as published in H.15 Daily Update under the heading "Commercial Paper--Nonfinancial" or any successor heading. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in H.15 Daily Update, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified in the applicable Authentication Certificate placed for a non-financial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will remain the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

          "Money Market Yield" shall be a yield calculated in accordance with the following formula:

          Money Market Yield =                D x 360    x 100
                                           -------------
                                            360-(D x M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          Federal Funds Rate.  Federal Funds Rate Notes will bear interest at
          ------------------
the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread

Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that day for United States dollar Federal Funds as published in H.15 (519), under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date for United States dollar Federal Funds as published in H.15 Daily Update under the heading "Federal Funds (Effective)" or any successor heading. If such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Federal Funds Rate will remain the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

          LIBOR.  LIBOR Notes will bear interest at the interest rates
          -----
(calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to a LIBOR Interest Determination Date, LIBOR will be either (a) if "LIBOR Telerate" is specified in the applicable Authentication Certificate, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Authentication Certificate, the rate for deposits in United States dollars, or such other currency or composite currency specified in the applicable Authentication Supplement as to which LIBOR shall be calculated, (the "Index Currency") having the Index Maturity specified in the applicable Authentication Certificate, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m. London time on such LIBOR Interest Determination Date, or (b) if "LIBOR Reuters" is specified in the applicable Authentication Certificate, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in the applicable Authentication Certificate, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, then LIBOR in respect of that LIBOR Interest Determination Date will be determined as described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, as specified in (i) above, the Calculation Agent will determine LIBOR by requesting four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Authentication Certificate, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates so quoted at approximately 11:00 a.m. in the applicable Principal Financial Center (as defined below) on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loan in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Authentication Certificate and in a principal amount that is representative for a single transaction in such Index Currency at such market time; provided, however, that the banks selected as aforesaid by the Calculation Agent are not quoting as specified in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will remain LIBOR in effect on such LIBOR Interest Determination Date.

          "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in
           ---------------------
the applicable Authentication Certificate, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable Authentication Certificate (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Authentication Certificate as the method for calculating LIBOR, the display on Telerate (or any successor service) on the page specified in the applicable Authentication Certificate (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

          "Principal Financial Center" will generally be the capital city of the
           --------------------------
country of the specified Index Currency, except that with respect to United States dollars, Deutsche marks, Dutch guilders, Italian lira, Portuguese escudos, Swiss francs, Australian dollars, Canadian dollars, South African rand and the Euro, the Principal Financial Center shall be the City of New

York, Frankfurt, Amsterdam, Milan, London (solely in the case of the Index Currency) Zurich, Melbourne, Toronto, Johannesburg and Frankfurt, respectively.

          Prime Rate.  Prime Rate Notes will bear interest at the interest rates
          ----------
(calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth for the relevant Prime Interest Determination Date as such rate is published in H.15(19) under the heading "Bank Prime Loan," or any successor heading. In the event that such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Prime Interest Determination Date will be the rate as published in H.15 Daily Update opposite the caption "Bank Prime Loan," or any successor heading. In the event that such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Prime Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, or any successor screen or page, as such bank's prime rate or base lending rate in effect for that Prime Rate Interest Determination Date at 11:00 a.m., New York City time. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the announced prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by at least two major money center banks in the City of New York selected by the Calculation Agent (which may include the Distributors or their affiliates). If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined on the basis of the rates furnished in the City of New York on such date by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Prime Rate will remain the Prime Rate in effect on such Prime Interest Determination Date.

          CD Rate.  CD Rate Notes will bear interest at the interest rates
          -------
(calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Authentication Certificate as published in H.15 under the heading ("CDs (Secondary Market)") or any successor heading. If by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date such rate is not so published in H.15, then the CD Rate shall be the rate on such CD Interest Determination Date set forth in H.15 Daily Update for that day in respect of certificates of deposit having the Index Maturity designated in the applicable Authentication Certificate under the heading "CDs (Secondary Market)", or any successor heading. If by 3:00 p.m., New York City time, on such Calculation Date such rate is not so published in H.15 Daily Update, the CD Rate for that CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposits) with a remaining maturity closest to the Index Maturity specified in the applicable Authentication Certificate in a denomination of $5,000,000; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the CD Rate will remain the CD Rate in effect on such CD Interest Determination Date.

          Treasury Rate.  Treasury Rate Notes will bear interest at the interest
          -------------
rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Authentication Certificate as such rate is released by the Board of Governors of the Federal Reserve System as reported on page 56 or 57 (or other applicable page) of the Telerate Service, under the heading "Avge Invest Yield" or, if not so reported on the Telerate Service by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, or if such results of such auction are not reported by 3:00 p.m., New York City time or, if no such auction is held, such rate as published in H.15 (519), under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not so published in H.15 (519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers in the City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Authentication Certificate; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will remain the Treasury Rate in effect on such Treasury Interest Determination Date.

          CMT Rate.  CMT Rate Notes will bear interest at the interest rates
          --------
(calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Authentication Certificate.

          Unless otherwise specified in the applicable Authentication Certificate, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below)
under the caption ". . . . Treasury Constant Maturities . . . Federal Reserve
Board Release H.15," or any successor caption, under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and
(ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed by 3:00 p.m., New York City time on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15 (519) or any successor publication. If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each a "Reference Dealer") in the City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation, (or in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation, (or in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity

Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Pate" means the display on the Telerate Service, or any successor service, on the page designated in the applicable Authentication Certificate (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519). If no such page is specified in the applicable Authentication Certificate, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Authentication Certificate with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Authentication Certificate, the Designated CMT Maturity Index shall be two years.

          Zero Coupon Notes
          -----------------

          The specific terms of any Zero Coupon Notes will be set forth in the applicable Authentication Certificate.

          (6) Unless otherwise specified in the applicable Authentication Certificate, principal of (and premium, if any) and interest (if any) on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to any Global Security (as defined below) representing Book-Entry Notes (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of Norwest Bank Minnesota, National Association (the "Paying Agent"), in the City of Minneapolis, Minnesota or at its agency located in the City of New York, provided that payments of interest with respect to any Certificated Note (as defined below), other than interest at maturity or upon redemption, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company at the close of business on the Regular Record Date corresponding to the relevant Interest Payment Date. Unless otherwise specified in the applicable Authentication Certificate, holders of $10,000,000 or more in aggregate principal amount of Certificated Notes shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if appropriate wire transfer instructions have been given to the Paying Agent in writing not later than the Regular Record Date prior to the applicable Interest Payment Date.

          (7) If so specified in the applicable Authentication Certificate, the Notes will be redeemable at the option of the Company on the date or dates prior to maturity specified in the applicable Authentication Certificate at the price or prices ("Redemption Prices") specified in the applicable Authentication Certificate (unless otherwise specified in such Authentication Certificate, expressed as a percentage of the principal amount of such Note or, in the case of Zero Coupon Notes or certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Authentication Certificate), as a percentage of the Amortized Face Amount (as defined below) of such Note as described in Paragraph (13) below), together with accrued interest, if any, to the date of redemption (or, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest" payments (as specified in Paragraph (13) below)) and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the applicable Authentication Certificate, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part upon the terms and conditions set forth in Article XI of the Indenture.

          (8) The Notes will not be subject to any sinking fund and, unless a date or dates on which a Note may be repayable at the option of the Holder thereof (each a "Repayment Date") is specified in the applicable Authentication Certificate, will not be repayable at the option of a holder prior to their stated maturity. If a Repayment Date is so specified with respect to any Note, the applicable Authentication Certificate will also specify one or more repayment prices ("Repayment Prices") (unless otherwise specified in such Authentication Certificate, expressed as a percentage of the principal amount of such Note or, in the case of Zero Coupon Notes or certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Authentication Certificate), as a percentage of the Amortized Face Amount of such Note as described in Paragraph (13) below), together with accrued interest, if any, to the date of repayment (or, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest" payments (as specified in Paragraph (13) below)), the repayment period or periods ("Repayment Periods") during which such Repayment Prices shall apply and any other terms of such repayment. Unless otherwise specified in the applicable Authentication Certificate, the Company shall not be obligated to redeem or purchase any Notes of such series pursuant to any sinking fund or analogous provisions or at the option of any Holder.

          (9) Unless otherwise specified in the applicable Authentication Certificate, Notes of such series, other than Foreign Currency Notes (as defined below), may be issued only in fully registered form and the authorized denomination of the Notes of such series shall be

$1,000 and any integral multiple of $1,000 in excess thereof. Foreign Currency Notes will be issued in the denominations specified in the applicable Authentication Certificate.

          (10) The Notes may be denominated, and payments of principal of and interest on the Notes will be made, in United States dollars or in such foreign currencies or composite currencies (a "Specified Currency") as may be specified in the applicable Authentication Certificate (each such Note denominated in a Specified Currency other than United States Dollars, a "Foreign Currency Note").

          (11) Unless otherwise specified in the applicable Authentication Certificate, the Notes shall be subject to the events of default specified in
Section 501, paragraphs (1) through (7), of the Indenture.

          (12) Unless otherwise specified in the applicable Authentication Certificate, the Notes shall be subject to the restrictive covenants specified in Sections 1007 and 1008 of the Indenture.

          (13) The portion of the principal amount of the Notes, other than Original Issue Discount Notes (including any Zero Coupon Notes) which shall be payable upon declaration of acceleration of maturity thereof shall not be other than the principal amount thereof. Unless otherwise specified in the applicable Authentication Certificate, the portion of the principal amount of Zero Coupon Notes and certain interest bearing Notes issued as Original Issue Discount Notes (as specified in the applicable Authentication Certificate) payable upon any acceleration of the maturity thereof will be the Amortized Face Amount (as defined below) thereof, and the amount payable to the holder of such Original Issue Discount Note upon any redemption thereof will be the applicable percentage of the Amortized Face Amount thereof specified in the applicable Authentication Certificate, in each case as determined by the Company plus, in the case of any interest bearing Note issued as an Original Issue Discount Note, any accrued but unpaid "qualified stated interest" payments (as defined in the Treasury Regulations regarding original issue discount issued by the Treasury Department (the "Regulations")). The "Amortized Face Amount" of an Original Issue Discount Note is equal to the sum of (i) the Issue Price (as defined below) of such Original Issue Discount Note and (ii) that portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has been amortized at the Stated Yield (as defined below) of such Original Issue Discount Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Regulations, in each case as in effect on the issue date of such Original Issue Discount Note) at the date as of which the Amortized Face Amount is calculated, but in no event can the Amortized Face Amount exceed the principal amount of such Note due at the stated maturity thereof. As used in the preceding sentence, the term "Issue Price" means the principal amount of such Original Issue Discount Note due at the stated maturity thereof less the "Original Issue Discount" of such Original Issue Discount Note specified on the face thereof and in the applicable Authentication Certificate. The term "Stated Yield" of such Original Issue Discount Note means the "Yield to Maturity" specified on the face of such Original Issue Discount Note and in the applicable Authentication Certificate for the period from the Original Issue Date of such Original Issue Discount Note, as specified on the face of such Original Issue Discount Note and in the applicable Authentication Certificate, to the stated maturity thereof based on its Issue Price and principal amount payable at the stated maturity thereof.

          (14) The Notes may be issued with the principal amount thereof payable at maturity or upon redemption or repayment or the interest payable on any Interest Payment Date, or both, to be determined with reference to an index or indices (e.g., currencies, composite currencies, commodities, financial or nonfinancial indices) or other factors set forth in the applicable Authentication Certificate. Holders of such Notes may receive a principal amount at maturity or upon redemption or repayment that is greater than or less than the face amount of the Note depending upon such index or other factor. Information as to the method for determining the principal amount payable on any Interest Payment Date, as the case may be, and the applicable index or other factor will be set forth in the applicable Authentication Certificate.

          (15) Each Note will be represented by either a global security (a "Global Security") registered in the name of a nominee of the Depository (each such Note represented by a Global Security being herein referred to as a "Book-Entry Note") or a certificate issued in definitive registered form, without coupons (a "Certificated Note"), as set forth in the applicable Authentication Certificate. Unless otherwise specified in the applicable Authentication Certificate, The Depository Trust Company will act as Depositary. Except as provided in Section 305 of the Indenture, Book-Entry Notes will not be issuable in certificated form and will not be exchangeable or transferable. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture and the Notes.

          (16) Unless otherwise specified in the applicable Authentication Certificate with respect to Notes for which the principal of or any premium or interest on such Notes is denominated or payable in a Specified Currency other than United States dollars, Sections 403 and 1009 of the Indenture shall apply to the Notes.

          (17) Subject to the terms of the Indenture and the resolutions and authorizations referred to in the first paragraph hereof, the Notes shall have such other terms (which may be in addition to or different from the terms set forth herein) as are specified in the applicable Authentication Certificate.

          B.   Establishment of Note Forms pursuant to Section 201 of Indenture.
               ----------------------------------------------------------------

          It is hereby established pursuant to Section 201 of the Indenture that the Global Securities representing Book-Entry Notes denominated and payable in United States dollars shall be substantially in the forms attached as Exhibits A, B, C and D hereto, unless a different form is provided in the applicable Authentication Certificate (which Authentication Certificate shall be an "Officers' Certificate" satisfying the requirements of Section 201 of the Indenture). The Notes shall have such additional terms as shall be set forth in the applicable Authentication Certificate and delivered to the Trustee or its authenticating agent. Upon receipt (including by facsimile) of such an Authentication Certificate, the Trustee or its authenticating agent is hereby instructed to insert such terms on the face of the Notes relating thereto.

          C.   Establishment or Procedures for Authentication of Notes Pursuant
               ----------------------------------------------------------------
to Section 303 of Indenture.
---------------------------

          It is hereby ordered pursuant to Section 303 of the Indenture that Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures attached hereto as Exhibit E and upon receipt by the Trustee (including by facsimile) of an Authentication Certificate Supplemental to this Officers' Certificate and Company Order, in substantially the form attached as Exhibit F hereto (an "Authentication Certificate"), setting forth the information specified or contemplated therein for the particular Notes to be authenticated and issued. At least one officer signing each Authentication Certificate shall be an Authorized Officer as defined in the resolutions referred to in the first paragraph hereof.

          D.   Other Matters.
               -------------

          The applicable Authentication Certificate shall specify any agent of the Company designated for the purpose of delivering, for cancellation by the Trustee pursuant to Section 309 of the Indenture, Notes which have not been issued and sold by the Company.

          The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company and the authorizations adopted by the Committee of the Board of Directors. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of
(i) a series of

Securities, (ii) the forms of such Securities and (iii) the procedures for authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dated: August 30, 1999

                                    JOSTENS, INC.



                                    By:  /s/ William N. Priesmeyer
                                       -----------------------------
                                         William N. Priesmeyer
                                         Senior Vice President and
                                         Chief Financial Officer

                                    And: /s/ Lee U. McGrath
                                       -----------------------------
                                         Lee U. McGrath
                                         Vice President and Treasurer